UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2020

BOXXY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-213553	32-0500871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200s Virginia Street, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (415) 968-5642

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2020, Andrejs Bekess resigned as a director and as an officer of Boxxy Inc. Andrej’s resignation was not the result of a disagreement with our company on any matter relating to our operations, policies or practices.

On September, 29 2020, Lian Yao Bin was appointed as a director to replace Andrejs. He was also appointed President, Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of Boxxy Inc.

Mr. Lian, 52 years old, received a Bachelor in Business Adminstration from the Shanghai University of International Business and Economics in 1994. He has significant experience in marketing and sales management, having held varying management positions in Shanghai Yongqiao Plastics, Feizhou Electric Power Equipment and Lijiu Machinery Manufacturing Limited amongst others in the last 2 decades.

There are no family relationship between Mr. Lian and any director or executive officer of our company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXXY INC.

/s/ Lian Yao Bin
Lian Yao Bin
President

Date: October 13, 2020

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